UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC
Series A Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2024, the Board of Directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”) appointed Josiah Craver as the Company’s principal financial officer and principal accounting officer, effective immediately (the “Effective Date”). In connection with such appointment, David Gaiero, who was serving as the Company’s principal financial officer and principal accounting officer on an interim basis, ceased serving in such capacities as of the Effective Date.

Mr. Craver, age 41, has served as the Company’s SVP, Finance since July 2024. Previously, Mr. Craver served in various roles at KALA BIO, Inc. from November 2020 to July 2024, most recently serving as SVP, Finance and Corporate Controller. Prior to joining KALA BIO, from 2017 to 2020, Mr. Craver served in various roles of increasing responsibility at Solid Biosciences, Inc. Mr. Craver began his career in public accounting at PricewaterhouseCoopers LLP. Mr. Craver received a B.S. in Business Administration – Accounting, B.A. in Spanish, and M.S. in Accountancy from Stonehill College and is a Certified Public Accountant in Massachusetts.

The Company and Mr. Craver previously entered into an Employment Agreement (the “Employment Agreement”), effective as of Mr. Craver’s first day of employment as the Company’s SVP, Finance on July 22, 2024. The Employment Agreement provides for (i) a base salary of $360,000, (ii) an annual bonus target equal to 35% of his base salary and (iii) an award of a stock option to purchase 80,000 shares of the Company’s common stock (the “Option”), which will vest over a four year period with 25% of the total shares subject to the Option vesting on the one-year anniversary of Mr. Craver’s start date, and the remaining 75% of the shares subject to the Option vesting in equal monthly installments on the last day of each calendar month for a three-year period thereafter, subject to Mr. Craver’s continued service through each vesting date. In addition, pursuant to the terms of the Employment Agreement, if Mr. Craver’s employment is terminated either by the Company without “cause” or by Mr. Craver for “good reason” (as such terms are defined in the Employment Agreement), Mr. Craver will be entitled to (i) a lump sum payment equal to six months of his base salary and (ii) reimbursement for continuation coverage under COBRA for six months. If within one year following the consummation of a “change in control” (as such term is defined in the Employment Agreement), Mr. Craver’s employment is terminated either by the Company without “cause” or by Mr. Craver for “good reason,” Mr. Craver will be entitled to (i) a lump sum cash payment equal to 12 months of his base salary, (ii) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (iii) reimbursement for continuation coverage under COBRA for 12 months and (iv) full acceleration of the vesting and exercisability of all outstanding equity-based awards.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

In connection with his appointment as principal financial officer and principal accounting officer, the Company expects Mr. Craver to execute the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed with the SEC as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 on January 15, 2021 and is incorporated by reference herein.

The selection of Mr. Craver to serve as principal financial officer and principal accounting officer was not pursuant to any arrangement or understanding between him and any other person. Mr. Craver has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: September 20, 2024	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary

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